                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                ----------------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



         Date of Report (Date of earliest event reported): May 20, 2002


                          ACTIVE IQ TECHNOLOGIES, INC.
               (Exact Name of Registrant as Specified in Charter)



          Minnesota                  0-27968                   41-2004369
(State or Other Jurisdiction       (Commission                (IRS Employer
      of Incorporation)            File Number)             Identification No.)


           5720 Smetana Drive, Suite 101
               Minnetonka, Minnesota                                 55343
     (Address of Principal Executive Offices)                      (Zip Code)



       Registrant's telephone number, including area code: (952) 345-6600




          (Former Name or Former Address, if Changed Since Last Report)

ITEM 5. OTHER EVENTS.

         The Registrant's balance sheet as of December 31, 2000 and its related statements of operations, stockholders' equity and cash flows for the two years in the period ended December 31, 2000 were audited by Arthur Andersen LLP ("Andersen"), independent public accountants. The report of Andersen dated March 23, 2001 concerning such financial statements was included in the Registrant's Annual Report on Form 10-K for the year ended December 31, 2001, including Amendment No. 1 to such report. In May 2002, Andersen ceased operations at its Minneapolis, Minnesota office, from which the Registrant was primarily serviced. As a result of the closing of Andersen's Minneapolis office, the Registrant is unable to obtain a signed, re-issued report from Andersen. The Registrant's financial statements for the year ended December 31, 2001, are included under
Item 7 of this Current Report. A copy of the previously-issued March 23, 2001 report of Andersen is also included under Item 7 of this Current Report.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

         (a)      Financial Statements

                        CONSOLIDATED FINANCIAL STATEMENTS


                                Table of Contents

Report of Virchow, Krause & Company, LLP                                        4

Report of Arthur Andersen LLP                                                   5

Consolidated Balance Sheets as of December 31, 2001 and 2000                    6

Consolidated Statements of Operations for the Years Ended
         December 31, 2001, 2000 and 1999                                       7

Consolidated Statements of Shareholders' Equity for the Years
         Ended December 31, 2001, 2000 and 1999                                 8

Consolidated Statements of Cash Flows for the Years Ended
         December 31, 2001, 2000 and 1999                                      12

Notes to Consolidated Financial Statements                                     13

                          INDEPENDENT AUDITORS' REPORT



To Stockholders and Board of Directors
Active IQ Technologies, Inc. and subsidiaries

We have audited the accompanying consolidated balance sheet of Active IQ Technologies, Inc. and subsidiaries as of December 31, 2001, and the related consolidated statements of operations, stockholders' equity and cash flows for the year then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Active IQ Technologies, Inc. and subsidiaries as of December 31, 2001, and the results of their operations and their cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the consolidated financial statements, the Company had net losses for the years ended December 31, 2001, 2000 and 1999 and had an accumulated deficit and negative working capital at December 31, 2001. These conditions raise substantial doubt about its ability to continue as a going concern. Management's plans regarding those matters also are described in Note 1. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.



                                         /s/ Virchow, Krause & Company, LLP


Minneapolis, Minnesota
March 7, 2002

THE FOLLOWING REPORT IS A COPY OF A REPORT PREVIOUSLY ISSUED BY ARTHUR ANDERSEN LLP AND HAS NOT BEEN RE-ISSUED BY ARTHUR ANDERSEN LLP.




REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS



To Active IQ Technologies, Inc.:

We have audited the accompanying balance sheets of Active IQ Technologies Inc. (formerly activeIQ Technologies, Inc.) (a Minnesota corporation formerly in the development stage) as of December 31, 2000, and the related statements of operations, stockholders' equity and cash flows for the two years in the period ended December 31, 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Active IQ Technologies, Inc. as of December 31, 2000, and the results of its operations and its cash flows for each of the two years in the period ended December 31, 2000, in conformity with accounting principles generally accepted in the United States.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has experienced recurring losses from operations that raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in
Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


Arthur Andersen LLP

Minneapolis, Minnesota,
March 23, 2001

                 ACTIVE IQ TECHNOLOGIES, INC. AND SUBSIDIARIES
                          CONSOLIDATED BALANCE SHEETS

                                                            December 31,
                                                    2001                  2000
                                                ------------           -----------
ASSETS
CURRENT ASSETS
  Cash and cash equivalents                     $  1,764,893           $ 1,349,457
  Accounts receivable, net                           284,451                    --
  Note receivable                                    500,000                    --
  Inventories                                         60,121                    --
  Prepaid expenses                                    24,985                57,285
                                                ------------           -----------
    Total current assets                           2,634,450             1,406,742

PROPERTY and EQUIPMENT, net                          520,489               549,116
ACQUIRED SOFTWARE DEVELOPED, net                     933,407                    --
PREPAID ROYALTIES                                  1,500,000               500,001
OTHER ASSETS, net                                     74,950               216,072
GOODWILL, net                                      5,916,924                    --
OTHER INTANGIBLES, net                             2,048,552                    --
                                                ------------           -----------
                                                $ 13,628,772           $ 2,671,931
                                                ============           ===========


LIABILITIES and SHAREHOLDERS' EQUITY
CURRENT LIABILITIES
  Bank line of credit                           $         --           $    97,529
  Current portion notes payable - shareholders     2,791,521                    --
  Accounts payable                                   443,212               257,509
  Deferred revenue                                 1,481,750               306,000
  Accrued expenses                                   597,421                83,141
  Current portion of capital lease obligations            --                19,058
                                                ------------           -----------
    Total current liabilities                      5,313,904               763,237

NOTES PAYABLE
  SHAREHOLDERS AND CAPITAL LEASE OBLIGATIONS,
  less current portion                               307,551                27,158
                                                ------------           -----------
    Total liabilities                              5,621,455               790,395
                                                ------------           -----------

COMMITMENTS and CONTINGENCIES

SHAREHOLDERS' EQUITY
  Series B Convertible Preferred Stock,
    $1.00 par value, 365,000 shares
    authorized, issued and outstanding,
    liquidation preference of $730,000               365,000                    --
  Common stock, $.01 par value, 40,000,000
    Shares authorized; 10,731,345 and
    3,835,911 shares issued and outstanding          107,313                38,359
  Additional paid-in capital                      19,335,027             5,633,040
  Stock subscription receivable                     (200,000)             (312,500)
  Deferred compensation                             (311,701)             (172,813)
  Warrants                                         1,633,917               170,881
  Accumulated deficit                            (12,922,239)           (3,475,431)
                                                ------------           -----------
    Total shareholders' equity                     8,007,317             1,881,536
                                                ------------           -----------
                                                $ 13,628,772           $ 2,671,931
                                                ============           ===========


              See accompanying notes to consolidated financial statements

                 ACTIVE IQ TECHNOLOGIES, INC. AND SUBSIDIARIES
                     CONSOLIDATED STATEMENTS OF OPERATIONS

                                            For the Years Ended December 31,
                                            2001          2000          1999
                                         ----------    ----------    ----------
REVENUES                                 $2,710,861    $       --    $       --
                                         ----------    ----------    ----------
OPERATING EXPENSES:
 Costs of goods sold                        595,080            --            --
 Selling, general and administrative      7,809,416     1,978,697       393,149
 Depreciation and amortization            3,161,492       112,544        20,833
 Product development                        614,803       609,344            --
 Loss on disposal of assets                  55,356       105,360            --
                                         ----------    ----------    ----------
   Total operating expenses              12,236,147     2,805,945       413,982
                                         ----------    ----------    ----------
LOSS FROM OPERATIONS                     (9,525,286)   (2,805,945)     (413,982)
                                         ----------    ----------    ----------
OTHER INCOME (EXPENSE):
 Interest and dividend income               163,834         7,500            --
 Interest expense                           (85,356)      (41,974)      (24,445)
 Loss on available-for-sale securities           --            --       (23,554)
                                         ----------    ----------    ----------
   Total other income (expense)              78,478       (34,474)      (47,999)
                                         ----------    ----------    ----------
NET LOSS                                $(9,446,808)  $(2,840,419)   $ (461,981)
                                         ==========    ==========    ==========

BASIC AND DILUTED NET LOSS
PER COMMON SHARE                         $    (1.15)   $    (1.65)   $    (1.92)
                                         ==========    ==========    ==========

BASIC AND DILUTED WEIGHTED
AVERAGE OUTSTANDING SHARES                8,210,326     1,717,731       240,394
                                         ==========    ==========    ==========



            See accompanying notes to consolidated financial statements

                 ACTIVE IQ TECHNOLOGIES, INC. AND SUBSIDIARIES
                CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY
              FOR THE YEARS ENDED DECEMBER 31, 2001, 2000 AND 1999


                                               Common                Preferred             Additional      Stock         Deferred
                                               stock                   stock                paid-in     subscription     compen-
                                               shares      Amount      shares    Amount     capital      receivable      sation
                                             ----------   ---------  ---------  --------  ------------  -------------   ----------
BALANCE, December 31, 1998                      152,000   $   1,520         --  $     --  $      1,480   $         --   $       --
  Issuance of common stock in May 1999 at
    $.75 per share in exchange for
    intellectual property                        83,333         833         --        --        61,667             --           --
  Capital contribution from shareholders
    in August 1999                                   --          --         --        --        47,180             --           --
  Issuance of common stock in August
    through September 1999 at $1.50
    per share                                    88,266         883         --        --       131,517             --           --
  Issuance of common stock in
    October 1999 for services at $1.50
    per share                                    27,027         270         --        --        40,271             --           --
  Issuance of common stock in October
    and November 1999 at $37.50
    per share                                    23,000         230         --        --       862,270       (328,750)          --
  Unrealized loss on available-for-
    sale securities                                  --          --         --        --            --             --           --
  Net loss                                           --          --         --        --            --
  Comprehensive loss                                 --          --         --        --            --             --           --
                                             ----------   ---------   --------  --------  ------------   ------------   ----------
BALANCE, December 31, 1999                      373,626       3,736         --        --     1,144,385       (328,750)          --

  Issuance of common stock in March
    2000 at $37.50 per share                      4,667          47         --        --       174,953             --           --
  Issuance of warrants to purchase common
    stock at $1.00 per share in June 2000
    in payment of legal fees                         --          --         --        --            --             --           --
  Issuance of common stock in June 2000
    at $.38 per share (net of offering
    costs of $10,000)                         1,856,634      18,567         --        --       677,545             --           --
  Repayment of stock
    subscription receivable                          --          --         --        --            --         16,250           --
  Conversion of accounts payable to
    common stock in June 2000 at
    $.38 per share                              216,216       2,162         --        --        78,919             --           --
  Issuance of options to purchase 60,000
    shares at an exercise price of $1.00
    as part of severance in June 2000                --          --         --        --        25,800             --           --
  Issuance of common stock in July 2000
    for assets at $2.50 per share               151,200       1,512         --        --       376,488             --           --
  Issuance of common stock in August through
    December 2000 at $2.75 per share
    (net of offering costs of $408,578)         956,780       9,568         --        --     2,079,050             --           --
  Issuance of common stock in September
    2000 at $2.75 per share to director         100,000       1,000         --        --       274,000             --           --
  Issuance of warrants in August 2000
    in conjunction with stockholder note
    payable                                          --          --         --        --            --             --           --
  Conversion of notes payable to common
    stock in September 2000 at $2.75
    per share                                    20,000         200         --        --        54,800             --           --
  Deferred compensation related to
    September and November 2000
    option grants                                    --          --         --        --       227,500             --     (227,500)
  Issuance of options to consultant
    exercisable at $1.00 per share in
    October 2000                                     --          --         --        --        90,000             --           --
  Issuance of common stock at $2.75 per
    share in December 2000 in payment
    of accounts payable                          29,515         295         --        --        80,871             --           --
  Issuance of common stock in December
    2000 for assets at $2.75 per share          127,273       1,272         --        --       348,729             --           --
  Deferred compensation expense                      --          --         --        --            --             --       54,687
  Net loss                                           --          --         --        --            --             --           --
                                             ----------   ---------   --------  --------  ------------   ------------   ----------
BALANCE, December 31, 2000                    3,835,911      38,359         --        --     5,633,040       (312,500)    (172,813)


                                               Common                Preferred             Additional      Stock         Deferred
                                               stock                   stock                paid-in     subscription     compen-
                                               shares      Amount      shares    Amount     capital      receivable      sation
                                             ----------   ---------  ---------  --------  ------------  -------------   ----------
  Issuance of common stock in
    January 2001 at $2.75 per share             400,000       4,000         --        --     1,096,000             --           --
  Issuance of common stock in
    January and April 2001
    for acquisition of Edge
    Technologies, Inc.                          550,000       5,500         --        --     1,507,000             --           --
  Issuance of common stock
    for merger with activeIQ
    net of $1,000,000 costs                   3,874,511      38,745    365,000   365,000     3,634,028             --           --
  Cashless exercise of warrants
    issued in June 2000                          17,976         180         --        --        22,502             --           --
  Employee and consultant stock
    option exercises from May
    through December 2001                       605,496       6,055         --        --     1,623,900             --           --
  Surrender of common stock
    at $37.50 per share, in
    exchange for cancellation
    of promissory note                           (8,334)        (83)        --        --      (312,417)       312,500           --
  Issuance of common stock
    in June 2001 for acquisition
    of Red Wing Business Systems, Inc.          400,000       4,000         --        --     1,774,000             --           --
  Issuance of common stock
    in June 2001 at $3.00 per
    share net of $82,500 costs                  500,000       5,000         --        --     1,373,500             --           --
  Issuance of common stock in
    July 2001 to a director at
    $2.75 per share pledged
    with stock subscription                     100,000       1,000         --        --       274,000       (200,000)          --
  Issuance of consulting warrants
    in August 2001, 450,000 at
    $5.50 per share, 250,000 at
    $7.50 per share                                  --          --         --        --            --             --           --
  Conversion of accounts payable
    to common stock in September
    2001 at $4.00 per share                      16,667         167         --        --        89,002             --           --
  Issuance of common stock in
    September 2001 for acquisition
    of Champion Business Systems, Inc.          299,185       2,992         --        --     1,460,023             --           --
  Conversion of accounts payable
    to warrant in August and
    September 2001                                   --          --         --        --            --             --           --
  Issuance of common stock in
    October 2001 for acquisition
    of FMS Marketing,Inc.                       250,000       2,500         --        --       752,500             --           --
  Company's re-purchase of common
    stock in December 2001                     (106,667)     (1,067)        --        --      (409,254)            --           --
  Cancellation of stock bonus
    shares in December 2001                      (3,400)        (34)        --        --            34             --           --
  Deferred compensation related
    to options granted                               --          --         --        --       817,169             --     (817,169)
  Deferred compensation
    expense                                          --          --         --        --            --             --      678,281
  Net loss                                           --          --         --        --            --             --           --
                                             ----------   ---------   --------  --------  ------------   ------------   ----------
BALANCE, December 31, 2001                   10,731,345   $ 107,313    365,000  $365,000  $ 19,335,027   $   (200,000)  $ (311,701)
                                             ==========   =========   ========  ========  ============   ============   ==========

                 ACTIVE IQ TECHNOLOGIES, INC. AND SUBSIDIARIES
                CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY
              FOR THE YEARS ENDED DECEMBER 31, 2001, 2000 AND 1999

                                                                                 Accumulated
                                                                                    other                             Compre-
                                                                  Accumulated    comprehensive                       hensive
                                                  Warrants         deficit       income (loss)         Total           loss
                                                ------------     ------------    -------------     ------------     ------------
BALANCE, December 31, 1998                      $         --     $   (173,031)    $        218     $   (169,813)    $
  Issuance of common stock in May 1999 at
    $.75 per share in exchange for
    intellectual property                                 --               --               --           62,500
  Capital contribution from shareholders in
    August 1999                                           --               --               --           47,180
  Issuance of common stock in August
    through September 1999 at $1.50
    per share                                             --               --               --          132,400
  Issuance of common stock in
    October 1999 for services at $1.50
    per share                                             --               --               --           40,541
  Issuance of common stock in October
    and November 1999 at $37.50
    per share                                             --               --               --          533,750
  Unrealized loss on available-for-
    sale securities                                       --               --             (218)            (218)            (218)
  Net loss                                                --         (461,981)              --         (461,981)        (461,981)
                                                                                                                    ------------
  Comprehensive loss                                      --               --               --               --     $   (462,199)
                                                ------------     ------------     ------------     ------------     ------------
BALANCE, December 31, 1999                                --         (635,012)              --          184,359
  Issuance of common stock in March 2000
    at $37.50 per share                                   --               --               --          175,000
  Issuance of warrants to purchase common
    stock at $1.00 per share in June 2000 in
    payment of legal fees                             22,682               --               --           22,682
  Issuance of common stock in June 2000
    at $.38 per share (net of offering costs
    of $10,000)                                           --               --               --          696,112
  Repayment of stock
    subscription receivable                               --               --               --           16,250
  Conversion of accounts payable to
    common stock in June 2000 at
    $.38 per share                                        --               --               --           81,081
  Issuance of options to purchase 60,000 shares
    at an exercise price of $1.00 as part of severance
    in June 2000                                          --               --               --           25,800
  Issuance of common stock in July 2000
    for assets at $2.50 per share                         --               --               --          378,000
  Issuance of common stock in August
    through December 2000 at $2.75
    per share (net of offering costs
    of $408,578)                                     133,949               --               --        2,222,567
  Issuance of common stock in September
    2000 at $2.75 per share to director                   --               --               --          275,000
  Issuance of warrants in August 2000 in
    conjunction with stockholder note
    payable                                           14,250               --               --           14,250
  Conversion of notes payable to common
    stock in September 2000 at $2.75
    per share                                             --               --               --           55,000
  Deferred compensation related to
    September and November 2000
    option grants                                         --               --               --               --
  Issuance of options to consultant
    exercisable at $1.00 per share in
    October 2000                                          --               --               --           90,000
  Issuance of common stock at $2.75 per
    share in December
    2000 in payment of accounts payable                   --               --               --           81,166
  Issuance of common stock in December
    2000 for assets at $2.75 per share                    --               --               --          350,001
  Deferred compensation expense                           --               --               --           54,687
  Net loss                                                --       (2,840,419)              --       (2,840,419)
                                                ------------     ------------     ------------     ------------
BALANCE, December 31, 2000                           170,881       (3,475,431)              --        1,881,536



                                                                                 Accumulated
                                                                                    other                             Compre-
                                                                  Accumulated    comprehensive                       hensive
                                                  Warrants         deficit       income (loss)         Total           loss
                                                ------------     ------------    -------------     ------------     ------------
  Issuance of common stock
    in January 2001 at
    $2.75 per share                                       --               --               --        1,100,000
  Issuance of common stock in
    January and April 2001
    for acquisition of Edge
    Technologies, Inc.                                    --               --               --        1,512,500
  Issuance of common stock
    for merger with activeIQ
    net of $1,000,000 costs                               --               --               --        4,037,773
  Cashless exercise of warrants
    issued in June 2000                              (22,682)              --               --               --
  Employee and consultant stock
    option exercises from May
    through December 2001                                 --               --               --        1,629,955
  Surrender of common stock
    at $37.50 per share, in
    exchange for cancellation
    of promissory note                                    --               --               --               --
  Issuance of common stock
    in June 2001 for acquisition
    of Red Wing Business Systems                          --               --               --        1,778,000
  Issuance of common stock
    in June 2001 at $3.00 per
    share net of $75,000 costs                       114,000               --               --        1,492,500
  Issuance of common stock in
    July 2001 to a director at
    $2.75 per share pledged
    with stock subscription                               --               --               --           75,000
  Issuance of consulting warrants
    in August 2001, 450,000 at
    $5.50 per share, 250,000 at
    $7.50 per share                                1,246,000               --               --        1,246,000
  Conversion of accounts payable
    to common stock in September
    2001 at $4.00 per share                               --               --               --           89,169
  Issuance of common stock in
    September 2001 for acquisition
    of Champion Business Systems, Inc.                    --               --               --        1,463,015
  Conversion of accounts payable
    to warrant in August and
    September 2001                                   125,718               --               --          125,718
  Issuance of common stock in
    October 2001 for acquisition
    of FMS Marketing, Inc.                                --               --               --          755,000
  Company's re-purchase of common
    stock in December 2001                                --               --               --         (410,321)
  Cancellation of stock bonus
    shares in December 2001                               --               --               --               --
  Deferred compensation related
    to options granted                                    --               --               --               --
  Deferred compensation
    expense                                               --               --               --          678,281
  Net loss                                                --       (9,446,808)                       (9,446,808)
                                                ------------     ------------     ------------     ------------
BALANCE, December 31, 2001                      $  1,633,917     $(12,922,239)    $         --     $  8,007,317
                                                ============     ============     ============     ============

See accompanying notes to consolidated financial statements

                 ACTIVE IQ TECHNOLOGIES, INC. AND SUBSIDIARIES
                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                                        For the Years Ended December 31,
                                                                                       2001           2000           1999
                                                                                   -----------    -----------    -----------
OPERATING ACTIVITIES:
  Net loss                                                                         $(9,446,808)   $(2,840,419)   $  (461,981)
  Adjustments to reconcile net loss to cash
    flows from operating activities:
  Depreciation and amortization                                                      3,161,492        112,544         20,833
  Realized loss on sale of available-for-sale
    Securities                                                                              --             --         23,554
  Deferred compensation expense                                                        678,281         54,687             --
  Loss on disposal of assets                                                            55,356        105,360             --
  Issuance of warrants, options and common stock for services                        1,436,392        320,000         40,541
  Issuance of options in lieu of severance                                                  --         25,800             --
  Amortization of original issue discount                                               66,273         14,250             --
  Amortization of acquired software developed                                          187,253             --             --
  Forgiveness of note payable                                                          (63,677)            --             --
    Changes in operating assets and liabilities:
    Accounts receivable, net                                                          (164,287)            --             --
    Inventories                                                                         40,183             --             --
    Prepaid expenses                                                                    26,155         20,715             --
    Prepaid royalties                                                                       --       (150,000)            --
    Other assets                                                                       175,084       (261,028)        (4,988)
    Accounts payable                                                                    53,219        272,767         88,592
    Deferred revenue                                                                  (303,840)            --             --
    Accrued expenses                                                                   254,970         88,428            713
                                                                                   -----------    -----------    -----------
      Net cash used in operating activities                                         (3,843,954)    (2,236,896)      (292,736)
                                                                                   -----------    -----------    -----------

INVESTING ACTIVITIES:
  Proceeds from sale of available-for-sale securities                                       --             --          1,750
  Acquisition of Edge Technologies Incorporated                                       (750,711)            --             --
  Acquisition of Red Wing Business Systems, Inc. - Net of cash acquired               (421,031)            --             --
  Acquisition of Champion Business Systems, Inc. - Net of cash acquired               (501,056)            --             --
  Acquisition of FMS Marketing, Inc. - Net of cash acquired                           (311,134)            --             --
  Payments for acquired software developed                                            (189,290)            --             --
  Purchases of property and equipment                                                 (134,026)      (267,103)       (17,092)
                                                                                   -----------    -----------    -----------
     Net cash used in investing activities                                          (2,307,248)      (267,103)       (15,342)
                                                                                   -----------    -----------    -----------

FINANCING ACTIVITIES:
  Net decrease on bank line of credit                                                 (277,381)      (102,471)       (41,827)
  Payments on capital lease obligations                                                (46,216)            --             --
  Payments on long-term debt                                                          (534,672)            --             --
  Common stock repurchased                                                            (410,321)            --             --
  Cash proceeds from issuance of common stock                                        6,205,273      3,191,010        666,150
  Cash proceeds from exercise of options                                             1,629,955             --             --
  Cash proceeds from short-term shareholder note payable                                    --        355,000         55,000
                                                                                   -----------    -----------    -----------
    Net cash provided by financing activities                                        6,566,638      3,443,539        679,323
                                                                                   -----------    -----------    -----------

INCREASE IN CASH and EQUIVALENTS                                                       415,436        939,540        371,245

CASH AND EQUIVALENTS, beginning of period                                            1,349,457        409,917         38,672
                                                                                   -----------    -----------    -----------

CASH AND EQUIVALENTS, end of period                                                $ 1,764,893    $ 1,349,457    $   409,917
                                                                                   ===========    ===========    ===========




             See accompanying notes to consolidated financial statements

                 ACTIVE IQ TECHNOLOGIES, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               DECEMBER 31, 2001


NOTE 1 - NATURE OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

NATURE OF BUSINESS

Active IQ Technologies, Inc. ("Active IQ" or the "Company") provides accounting software and eBusiness services solutions to the small to medium-sized business market, known as the "SME market." The Company's solutions address existing legacy applications, general business requirements and select vertical markets.

Active IQ offers traditional accounting and financial management software solutions through Red Wing Business Systems, Inc., Champion Business Systems, Inc. and FMS Marketing, Inc. (which does business as FMS/Harvestand as of December 31, 2001, we merged FMS/Harvest into Red Wing), its recently-acquired and wholly-owned subsidiaries. In addition to traditional accounting and financial management software solutions, the Company offers eBusiness applications and software solutions as part of its "Epoxy Network." The Epoxy Network offers an Internet merchandising system called "Storefront" and a tool for managing customer information named "Account Management." Through an exclusive worldwide-hosted licensing agreement with Stellent, Inc., Active IQ also develops hosted content management solutions in selected vertical markets using Stellent's Content Management software.

We were originally incorporated under Colorado law in December 1992 under the name Meteor Industries, Inc. On April 30, 2001, the Company, activeIQ Technologies Inc. (Old AIQ) and a wholly-owned subsidiary of the Company closed a triangular reverse merger transaction whereby Old AIQ merged with and into the Company subsidiary. Immediately prior to the merger, the Company (i) sold all of its assets relating to its petroleum and gas distribution business, (ii) was reincorporated under Minnesota law, and (iii) changed its name to Active IQ Technologies, Inc. As a result of the sale of the Company's petroleum and gas distribution assets, it discontinued all operations in the petroleum and gas distribution business and has adopted the business plan of Old AIQ. Because Old AIQ was treated as the acquiring company in the merger, all financial and business information contained herein relating to periods prior to the merger is the business and financial information of Old AIQ. In April 2001 we reincorporated under Minnesota law.

Old AIQ was incorporated in Minnesota on April 11, 1996, and was considered a development stage company until January 2001, when it began to recognize revenues as a result of an acquisition (see Note 2 - Business Combinations). Old AIQ was formed to develop and provide eBusiness application software and services for small-to-medium sized accounting software customers. Since its inception and up through the merger, Old AIQ's efforts have been devoted to the development of its principal product and raising capital.

The accompanying consolidated financial statements have been prepared assuming the Company will continue as a going concern that contemplates the realization of assets and satisfaction of liabilities in the normal course of business. For the years ended December 21, 2001, 2000 and 1999, the Company incurred net losses of $9,446,808, $2,840,419 and $461,981, respectively. At December 31,
2001, the Company had an accumulated deficit of $12,922,239 and a negative working capital of $2,679,454. The Company's ability to continue as a going concern is dependent on it ultimately achieving profitability and/or raising additional capital. Management intends to obtain additional debt or equity capital to meet all of its existing cash obligations however, there can be no assurance that the sources will be available or available on terms favorable to the Company. Management anticipates that the impact of the actions listed below, will generate sufficient cash flows to pay current liabilities, long-term debt and fund the Company's future operations:

         - Continued reduction of operating expenses by controlling payroll and other general and administrative expenses.

         -        Solicit additional equity investment in the Company.

         - Continue to expand software services for the small to medium-sized business market and develop and offer the Company's hosted software solutions using our exclusive worldwide license agreement we entered into in December 2001 with Stellent, Inc.

PRINCIPLES OF CONSOLIDATION

The consolidated financial statements include the accounts of Active IQ Technologies, Inc. and its wholly owned subsidiaries, Red Wing Business Systems, Inc. and Champion Business Systems, Inc. All significant intercompany transactions and balances have been eliminated in consolidation.

CASH AND CASH EQUIVALENTS

The Company includes as cash equivalents certificates of deposit and all other investments with maturities of three months or less when purchased which are readily convertible into known amounts of cash. The Company maintains its cash in high-quality financial institutions. The balances, at times, may exceed federally insured limits.

ACCOUNTS RECEIVABLE

The Company provides an allowance for uncollectible accounts on accounts receivable. The allowance for uncollectible accounts was $55,000 and $0 at December 31, 2001 and 2000, respectively. The Company believes all accounts receivable in excess of the allowance are fully collectible. If accounts receivable in excess of the provided allowance are determined uncollectible, they are charged to expense in the year that determination is made. The Company extends unsecured credit to customers in the normal course of business.

INVENTORIES

Inventories consist principally of manuals for the various software modules, stocked software and shipping supplies. Inventory is recorded at the lower of cost (first-in, first-out) or market.

PROPERTY AND EQUIPMENT

Property, equipment and leasehold improvements are recorded at cost. Improvements are capitalized while repairs and maintenance costs are charged to operations when incurred. Property and equipment is depreciated or amortized using the straight-line method over estimated useful lives ranging from three to seven years. Leasehold improvements are amortized using the straight-line method over the shorter of the lease term or the estimated useful life of the asset.

SOFTWARE DEVELOPMENT COSTS

Effective January 1, 1999, the Company implemented Statement of Position (SOP) 98-1, Accounting for the Costs of Computer Software Developed or Obtained for Internal Use. Pursuant to SOP 98-1, expenditures for internal use software are expensed during the preliminary project stage. For the years ended December 31, 2001, 2000 and 1999, the Company expensed all initial software costs as research and development expense since they were projects during the preliminary project stage.

The Company did capitalize certain software development related to new product development, which was acquired as part of the Red Wing Business, Inc., the Champion Business Systems, Inc. and FMS Marketing, Inc. acquisitions. The Company has capitalized an additional $189,290 related to new project development during the year ended December 31, 2001, for certain developed software that has reached technological feasibility. Amortization was $187,253 and $0 for the years ended December 31, 2001 and 2000.

PREPAID ROYALTIES

The Company has a software license agreement with Stellent, Inc., a shareholder of the Company, which required advance royalty payments and certain minimum royalty fee. The prepaid royalties at December 31, 2001 of $1,500,000 relates to minimum fees required under the software license agreement that was entered into on December 28, 2001. See note 6 (related party transactions) related to prepaid royalties recorded at December 31, 2000.

GOODWILL

Goodwill recorded on the Edge Technologies and Red Wing Business Systems, Inc. business combination (see Note 2) represents the excess of acquisition costs over the fair value of identifiable net assets acquired before July 1, 2001 and is being amortized using the straight-line method over two years. The carrying value of goodwill is reviewed if the facts and circumstances suggest that it may be impaired. If the review indicates that goodwill will not be recoverable, as determined based on the undiscounted cash flows of the assets acquired over the remaining amortization period, the Company's carrying value of goodwill is reduced by the estimated shortfall of cash flows.

In June 2001, the Financial Accounting Standards Board (FASB) adopted Statement of Financial Accounting Standards (SFAS) No. 142, "Goodwill and Other Intangible Assets." SFAS No. 142 discontinues the amortization of recorded goodwill for fiscal years beginning after December 15, 2001. In the future, goodwill will be reduced based upon an impairment analysis of the amount recorded on the Company's books. To the extent it has been determined that the carrying value of goodwill is not recoverable and is in excess of fair value, an impairment loss will be recognized. Impairment will be reviewed on a periodic basis based on its fair value. The Company recorded approximately $1,562,000 and $683,000 of goodwill related to the Champion Business Systems, Inc. and FMS Marketing, Inc. business combinations that occurred after June 30, 2001, respectively (see Note
2). Pursuant to SFAS No. 142, the Company is not amortizing the goodwill recorded related to these business combinations. Accumulated amortization on all goodwill was $2,650,302 and $0 at December 31, 2001 and 2000, respectively.

OTHER INTANGIBLES AND ACQUIRED SOFTWARE DEVELOPED

As noted in Note 2, the Company recorded other intangibles assets related to the Champion Business Systems, Inc. and FMS Marketing, Inc. business combinations. The intangible assets relate to customer relationships, acquired software developed and noncompete agreements. Other intangible assets are being amortized over two years on a straight line basis. Accumulated amortization at December 31, 2001 and 2000 was $308,697 and $0, respectively.

The Company does not expect to record an impairment charge based on SFAS No.
142. However, there can be no assurance that at the time the review of all intangible assets a material impairment charge will not be recorded.

AVAILABLE-FOR-SALE SECURITIES

During the year ended December 31, 1999, the Company sold certain available-for-sale securities, which consisted of publicly-traded equity securities. For purposes of determining gross realized losses, the cost of available-for-sale securities is based on specific identification. Proceeds from the sales of these securities totaled $1,750 for the year ended December 31, 1999. Gross realized losses were $23,554 for the year ended December 31, 1999.

SEGMENT REPORTING

The Company sells software in the United States within the agricultural and farm industry, providing similar products to similar customers. The software packages also possess similar pricing structures, resulting in similar long-term expected financial performance characteristics. Management believes that the Company meets the criteria for aggregating its operating segments into a single reporting segment.

REVENUE RECOGNITION AND DEFERRED REVENUE

The Company currently derives revenues from monthly subscribers of the Epoxy Network and through sales of accounting and financial management software and services of its subsidiaries. Epoxy Network subscription revenue is recognized monthly after the customer accepts the license agreement and the Company verifies that the customer has a version of software it interfaces with. After the initial period of set up and configuration, customers are invoiced at the beginning of each month for all services subscribed to.

The Company, through its subsidiaries of Red Wing Business Systems and Champion Business Systems, recognizes the revenues derived from software sales after all of the following criteria have been met: there is an executed license agreement, software has been delivered to the customer, the license fee is fixed and payable within twelve months, collection is deemed probable and product returns are reasonably estimable. Revenues related to multiple element arrangements are allocated to each element of the arrangement based on the fair values of elements such as license fees, maintenance, and professional services. Fair value is determined based on vendor specific objective evidence. Service revenue is recognized ratably over the term of the agreement, which is typically one year. All service revenue invoiced in excess of revenue recognized is recorded as deferred revenue. At December 31, 2001, deferred revenue was $1,481,750. See note 6 (related party transactions) related to deferred revenue recorded at December 31, 2000.

CREDIT RISK

Credit risk on accounts receivable is minimized as a result of the large and diverse nature of the Company's customer base.

ADVERTISING

Advertising costs are charged to expense as incurred. Advertising costs were $258,929, $54,045 and $0 for the years ended December 31, 2001, 2000 and 1999, respectively, and are included in selling, general and administrative expenses in the consolidated statements of operations.

STOCK BASED COMPENSATION

In accordance with Accounting Principles Board (APB) Opinion No. 25, the Company uses the intrinsic value-based method for measuring stock-based compensation cost which measures compensation cost as the excess, if any, of the quoted market price of the Company's common stock at the grant date over the amount the employee must pay for the stock. The Company's general policy is to grant stock options at fair value at the date of grant. Required pro forma disclosures of compensation expense determined under the fair value method of SFAS No. 123, "Accounting for Stock-Based Compensation," are presented in Note 7. Options and warrants issued to nonemployees are recorded at fair value, as required by SFAS No. 123, using the Black Scholes model.

FINANCIAL INSTRUMENTS

The carrying amounts for all financial instruments approximates fair value. The carrying amounts for cash and cash equivalents, accounts receivable, accounts payable and accrued liabilities approximate fair value because of the short maturity of these instruments. The fair value of capital lease obligations and long-term debt approximates the carrying amounts based upon the Company's expected borrowing rate for debt with similar remaining maturities and comparable risk.

NET LOSS PER COMMON SHARE

Basic and diluted net loss per common share is computed by dividing the net loss by the weighted average number of common shares outstanding during the periods presented. The impact of common stock equivalents has been excluded from the computation of weighted average common shares outstanding, as the net effect would be antidilutive for all periods presented. Total options and warrants outstanding at December 31, 2001 were 4,055,341 and 7,779,456, respectively, and options and warrants outstanding at December 31, 2000 were 1,268,997 and 150,694, respectively, and options and warrants outstanding at December 31, 1999 were 46,997 and 10,000, respectively.

INCOME TAXES

The Company accounts for income taxes using the liability method to recognize deferred income tax assets and liabilities. Deferred income taxes are provided for differences between the financial reporting and tax bases of the Company's assets and liabilities at currently enacted tax rates.

The Company has recorded a full valuation allowance against the net deferred tax asset due to the uncertainty of realizing the related benefits.

DERIVATIVES

On January 1, 1999, the Company adopted SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities." SFAS No. 133 establishes accounting and reporting standards requiring that every derivative instrument, including certain derivative instruments embedded in other contracts, be recorded on the balance sheet at fair value. As the Company does not currently engage or plan to engage in derivative or hedging activities, the adoption of SFAS No. 133 had no impact to the Company's results of operations, financial position or cash flows.

USE OF ESTIMATES

Preparing financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

NEW ACCOUNTING PRONOUNCEMENTS

In June 2001, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards (SFAS) No. 141 "Business Combinations." SFAS No. 141 eliminates the pooling-of-interests method of accounting for business combinations except for qualifying business combinations that were initiated prior to July 1, 2001. In addition, SFAS No. 141 further clarifies the criteria to recognize intangible assets separately from goodwill. The requirements of SFAS No. 141 are effective for any business combination accounted for by the purchase method that is completed after June 30, 2001. The Company applied this new accounting standard to business combinations that occurred after June 30, 2001.

In June 2001, the FASB issued SFAS No. 143. "Accounting for Asset Retirement Obligations." SFAS No. 143 is effective for fiscal years beginning after June 15, 2002. The Company believes the adoption of SFAS No. 143 will not have a material effect on the Company's consolidated financial position or results of operations.

In October 2001, the FASB issued SFAS No. 144 "Accounting for the Impairment or Disposal of Long-Lived Assets." SFAS No. 144 supercedes SFAS No. 121. SFAS No. 144 primarily addresses significant issues relating to the implementation of SFAS No. 121 and develops a single accounting model for long-lived assets to be disposed of, whether primarily held, used or newly acquired. The provisions of SFAS No. 144 will be effective for fiscal years beginning after December 15, 2001. The provisions of SFAS No. 144 generally are to be applied prospectively. The Company is evaluating the adoption of SFAS No. 143. During the years ended December 31, 2001, 2000 and 1999, the Company recorded charges of $0, $100,000, and $0, related to impairment of long-lived assets.

NOTE 2 - BUSINESS COMBINATIONS


PRE JULY 1, 2001 COMBINATIONS

EDGE TECHNOLOGIES, INC.

On January 16, 2001, the Company completed its merger with privately held Edge Technologies, Incorporated (Edge), the creator of a fully integrated eBusiness website service called Account Wizard, which has been subsequently branded as part of the Epoxy Network. The merger was accounted for under the purchase method of accounting with the operations of Edge included in the Company's consolidation as of that date. The former stockholders of Edge received $300,000 in cash and 325,000 shares of the Company's common stock.

Terms of the merger agreement required an additional cash payment and issuance of stock upon a capital raising event. With the completion of the Meteor Industries, Inc. merger on April 30, 2001, the former stockholders of Edge received the final consideration as specified in the merger agreement of 225,000 shares of the Company's common stock on April 30, 2001, and $400,000 in cash on May 2, 2001, in settlement of the earnout provisions.

With closing costs, the total consideration plus the fair value of the net liabilities assumed was approximately $2,264,000, consisting primarily of goodwill. The Company is amortizing the acquired goodwill on a straight-line basis over 18 months. (See the table below for a condensed balance sheet summarizing the amounts assigned to assets acquired and liabilities assumed at the date of combination.)


METEOR INDUSTIRES, INC.

On April 30, 2001, the Company completed its merger with Meteor Industries, Inc. Pursuant to an Agreement and Plan of Merger dated as of January 11, 2001, as amended April 27, 2001 (the Merger Agreement), by and among Meteor Industries, Inc. (Meteor), activeIQ Technologies Inc., a Minnesota corporation (AIQ) and MI Merger, Inc., Minnesota corporation and a wholly-owned subsidiary of Meteor (Merger Sub), AIQ merged with and into Merger Sub (the Merger). The surviving corporation in the Merger was renamed AIQ, Inc. In addition, pursuant to the Merger Agreement, Meteor was reincorporated under Minnesota law by merging with and into AIQ Acquisition Corp., a Minnesota corporation (the Reincorporation Merger). The surviving corporation in the Reincorporation Merger was renamed Active IQ Technologies, Inc., a Minnesota corporation. Meteor's shareholders approved both the Merger and the Reincorporation Merger on March 27, 2001, and both transactions became effective on April 30, 2001. Since Meteor had only monetary assets and no operations, the merger was accounted for as the issuance of stock by AIQ in exchange for monetary assets of Meteor.

Pursuant to the Merger Agreement, in exchange for shares of AIQ common stock, each shareholder of AIQ common stock was entitled to receive one share of Meteor's common stock (after giving effect to the reincorporation Merger). At the time of the Merger there were 4,385,911 shares of common stock of AIQ outstanding, excluding 400,000 shares held by Meteor, which were cancelled upon the effective time of the Merger. In addition to receiving shares of Meteor's common stock, each of the former AIQ shareholders was entitled to receive a warrant to purchase two shares of Meteor's common stock for every three shares of AIQ common stock held by such shareholder. The warrants, which expire on April 30, 2006, are exercisable at a price of $5.50 share upon notice to the holders thereof after the closing price of Meteor's common stock (as quoted on the Nasdaq Small Cap Market) has averaged $7.50 for 14 consecutive days. (See the table below for a condensed balance sheet summarizing the amounts assigned to assets acquired and liabilities assumed at the date of combination.)

RED WING BUSINESS SYSTEMS, INC.

On June 6, 2001, the Company completed its acquisition of Red Wing Business Systems, Inc. ("Red Wing"), a Minnesota corporation. Red Wing, which operates as a wholly-owned subsidiary of the Company, produces and sells accounting and financial management software for small and medium-sized businesses, farm and agricultural producers. Pursuant to a Stock Purchase Agreement (the "Agreement") dated June 6, 2001, the Company purchased all of the outstanding capital stock from the shareholders of Red Wing (the "Sellers"). The acquisition of Red Wing was accounted for under the purchase method of accounting.

The Sellers received an aggregate of 400,000 shares of the Company's common stock and cash in the aggregate of $1,600,000, of which $400,000 was delivered at the closing. Under the Agreement, the Company is obligated to pay the remaining $1,200,000 of cash in three future payments of $400,000 due on the 6-, 12- and 18-month anniversaries of the closing date. As security for the Company's obligations to make the first two future cash payments of $400,000 each, the Company granted a security interest in the newly-acquired shares of Red Wing to the Sellers pursuant to a pledge agreement by and among the Company and the Sellers dated as of June 6, 2001.

With closing costs, the total consideration plus the fair value of the net liabilities assumed is approximately $4,724,000, consisting primarily of goodwill and other intangibles. The other intangibles acquired consisted of acquired software developed. The Company is amortizing the acquired goodwill and other intangibles on a straight-line basis over a two-year period. (See the table below for a condensed balance sheet summarizing the amounts assigned to assets acquired and liabilities assumed at the date of combination.)

POST JUNE 30, 2001 COMBINATIONS


CHAMPION BUSINESS SYSTEMS, INC.

On September 18, 2001, the Company completed its merger with privately held Champion Business Systems, Inc. ("Champion"), a Colorado corporation. Champion, which operates as a wholly-owned subsidiary of the Company, produces and sells accounting and financial management software for small and medium-sized businesses. The merger was accounted for under the purchase method of accounting with the operations of Champion included in the Company's consolidated financial statements as of that date.

The former shareholders of Champion are divided into two groups: Minority Shareholders and Majority Shareholders. At closing, the Majority Shareholders received an aggregate of 299,185 shares of the Company's common stock and all former Champion shareholders received their pro rata share of a $512,328 cash payment. Terms of the merger agreement required additional cash payments of $1,000,000 payable in 4 equal installments, each due on the 4, 8, 12 and 16-month anniversaries. The Company granted a security interest in the newly-acquired shares of Champion to the former Champion shareholders pursuant to a pledge agreement dated as of September 14, 2001.

With closing costs, the total consideration plus the fair value of the net liabilities assumed is approximately $3,692,000, consisting primarily of goodwill and other intangibles.

The primary reason for the acquisition of Champion was to expand the Company's software and service support customer base and business. The factors contributing to goodwill were principally based on the Company's belief that synergies would be generated through the combining of the Company's other software and service support with Champion's accounting packages. The total purchase included common stock issued of 299,185 valued at $4.89 per share, the average of the closing bid and ask price for the Company's common stock 10 trading days before September 18, 2001 (the effective date of the acquisition of Champion). In addition, the Company did not issue any options or warrants in conjunction with the Champion acquisition.

The Company recorded goodwill and other intangibles allocated to customer relationships, non-compete agreements and acquired software developed of $1,318,700, $200,000 and $495,000, respectively. Other intangibles are being amortized on a straight-line basis over a two-year period and goodwill related to this acquisition has not been amortized (See Note 1). The amount allocated to goodwill is expected to be deductible for tax purposes. (See table below for a condensed balance sheet summarizing the amounts assigned to assets acquired and liabilities assumed at the date of combination).

FMS MARKETING, INC.

On October 10, 2001, the Company acquired all of the outstanding capital stock of FMS Marketing, Inc., a New Lennox, Illinois accounting software provider doing business as "FMS/Harvest." Like Red Wing, FMS/Harvest also serves primarily users in the agricultural and farming industries. In consideration for the purchase, the Company paid approximately $300,000 in cash at closing; issued 6-month promissory notes in the total amount of $300,000; and issued 250,000 shares of the Company's common stock. The common stock was valued at $3.02 per share, the average of the closing bid and ask price for the Company's common stock 10 trading days before October 10, 2001 (the effective date of acquisition). The primary reason for the acquisition of FMS/Harvest was to continue expanding the Company's software and service support customer base and business. The factors contributing to goodwill were principally based on the Company's belief that synergies would be generated through the combining of the Company's other software and service support with FMS/Harvest's accounting packages.

The Company recorded approximately $694,000 as goodwill and approximately $418,000 and $420,000 as other intangibles allocated to customer relationships and non-compete agreements, respectively. Other intangibles are being amortized on a straight-line basis over a two-year period and goodwill related to this acquisition has not been amortized (See Note 1). The amount allocated to goodwill is expected to be deductible for tax purposes. (See table below for a condensed balance sheet summarizing the amounts assigned to assets acquired and liabilities assumed at the date of combination.)

Effective December 31, 2001, the Company merged FMS/Harvest with and into Red Wing.

Following are condensed balance sheets summarizing the amounts assigned to the assets acquired and liabilities assumed at the various dates of acquisition:

                                     Edge         Meteor       Red Wing      Champion    FMS/Harvest
                                 -----------   -----------   -----------   -----------   -----------
Current assets                   $         0   $ 3,538,000   $   171,000   $    91,000   $    11,000
Property and equipment                     0             0        58,000        25,000         2,000
Note receivable                            0       500,000             0             0             0
Acquired software developed                0             0       436,000       495,000             0
Goodwill                           2,264,000             0     4,059,000     1,562,000       694,000
Other intangible assets                    0             0             0     1,519,000       838,000
                                 -----------   -----------   -----------   -----------   -----------
  Total assets                   $ 2,264,000   $ 4,038,000   $ 4,724,000   $ 3,692,000   $ 1,545,000
                                 ===========   ===========   ============  ===========   ===========

Current liabilities              $         0   $         0   $ 1,257,000   $   709,000   $   136,000
Note payable - former
  shareholders                             0             0     1,122,000       956,000       290,000
Due to Active IQ Technologies,
  Inc.                             2,264,000             0     2,200,000     1,964,000     1,066,000
Long-term debt                             0             0       145,000        63,000        53,000
Shareholders' equity                       0     4,038,000             0             0             0
                                 -----------   -----------   -----------   -----------   -----------
  Total liabilities and
    shareholders' equity         $ 2,264,000   $ 4,038,000   $ 4,724,000   $ 3,692,000   $ 1,545,000
                                 ===========   ===========   ===========   ===========   ===========

The accompanying unaudited pro forma condensed results of operations for the years ended December 31, 2001 and 2000, give effect to the acquisitions of Meteor, Edge, Red Wing, Champion, and FMS/Harvest as if such transactions had occurred on January 1, 2000.

The unaudited pro forma information does not purport to represent what the Company's results of operations would actually have been if such transactions in fact had occurred at such date or to project the Company's results of future operations:

Pro Forma for the year            Years Ended December 31,

                                      2001           2000
Revenues                          $ 5,382,906    $ 4,956,704
Loss from operations               (9,491,914)    (3,801,212)
                                   ----------     ----------
Net loss                          $(9,413,688)   $(3,911,617)
                                   ==========     ==========
Basic and diluted net loss
  per common share                $     ( .93)   $     ( .55)
                                   ==========     ==========

NOTE 3 - NOTE RECEIVABLE

Based on the Meteor Industries, Inc. merger which occurred on April 30, 2001 the Company entered into a note receivable in the amount of $500,000. The note is due April 15, 2002. The note receivable accrues interest at 10% per annum. The note is secured by a stock pledge dated April 27, 2001 pledging 1,500,000 shares of common stock of Capco Energy, Inc.

NOTE 4 - PROPERTY AND EQUIPMENT

Property and equipment consists of the following:

                                                        December 31,
                                                    2001             2000
                                                  --------         --------
Computer equipment                               $ 312,653        $ 158,928
Furniture and equipment                             69,122           82,741
Software                                           393,056          383,128
Leasehold improvements                               6,701            4,427
Less-accumulated depreciation and amortization    (261,043)         (80,108)
                                                 ---------        ---------
Net property and equipment                       $ 520,489        $ 549,116
                                                 =========        =========

Depreciation expense for the years ended December 31, 2001, 2000 and 1999 was $192,075, $81,294 and $0, respectively.

NOTE 5 - DEBT

NOTES PAYABLE - SHAREHOLDERS

Notes payable consist of the following:

                                                            December 31,
                                                         2001            2000
                                                     -----------     ----------
Notes Payable (a)                                    $    65,370     $       --
Notes Payable - former Red Wing shareholders (b)         759,879             --
Notes Payable - former Champion shareholders (c)         978,424             --
Notes Payable - former FMS/Harvest shareholders (d)      295,399             --
Note Payable - Stellent, Inc. (e)                      1,000,000             --
                                                     -----------     ----------
                                                       3,099,072             --

Less: current portion                                 (2,791,521)            --
                                                     -----------     ----------
Long-term debt, net of current portion               $   307,551     $       --
                                                     ===========     ==========

(a) Two investors in Red Wing receive monthly principal and interest payments, ranging from 7% to 8 1/2%. The investors are current employees at Red Wing. Note balances as of December 31, 2001 were $13,074 and $52,296. The $13,074 note is due monthly principal and interest payments of $317 through December 2005 and the $52,296 is due monthly principal and interest payments of $1,267 through December 2005.

(b) Pursuant to a Stock Purchase Agreement dated June 6, 2001, the Company purchased all of the outstanding capital stock from the shareholders of Red Wing. Under the Agreement, the Company is obligated to pay the remaining $800,000 of cash in two future payments of $400,000 due June 2002 and December 2002. The balance of the note is presented net of debt discount of 7% and is secured by a pledge of common stock.

(c) Pursuant to the terms of the merger agreement dated August 30, 2001, the Company is obligated to pay the remaining $1,000,000 in four future payments of $250,000 due on the 4, 8, 12 and 16-month anniversaries of the closing date. The balance of the note is presented net of debt discount of 7% and is secured by a pledge of common stock.

(d) Pursuant to the terms of the merger agreement dated October 10, 2001, the Company is obligated to pay the remaining $300,000 on April 10, 2002. The balance of the note is presented net of debt discount of 7% and is unsecured.

(e) The Company entered in an application service provider (ASP) software license agreement in December 2001, with Stellent, Inc. a shareholder of the Company. The ASP agreement provides the Company with a three year worldwide exclusive license to be the hosted solution for Stellent's Content Management software. Pursuant to the software license agreement, the Company agreed to pay Stellent a royalty of 20% of net receipts, as defined in the license agreement, or $500 per month per customer, whichever is greater, with an aggregate minimum royalty payment of $2,000,000. The minimum royalty is payable as follows: a credit of $500,000 for existing prepaid royalties, a payment of $500,000 which was paid in December 2001 and $500,000 on each September 30, 2002 and December 15, 2002.

NOTE 6 - COMMITMENTS AND CONTINGENCIES

OPERATING LEASES

The Company has entered into various non-cancelable leases for land, buildings and equipment with terms ranging from 3 to 8 years. Under most leasing arrangements the Company pays the property taxes, insurance, maintenance and expenses related to the leased property. Total rent expense under operating leases for the years ended December 31, 2001, 2000 and 1999, was $400,635, $55,913, and $6,596.

Minimum future obligations on leases in effect at December 31, 2001, are approximately as follows:

                      2002                  $  409,600
                      2003                     131,200
                      2004                      89,000
                      2005                      80,000
                      2006                      78,000
                      Thereafter               136,500
                                              --------
                          Total              $ 924,300
                                              ========

BANK LINE OF CREDIT

The Company had a $200,000 revolving line of credit with a bank which expired in May 2000. Outstanding borrowings were $97,529 at December 31, 2000. The Company paid off this line of credit during 2001.

CAPITAL LEASES

The Company leased certain office equipment and furniture under capital lease obligations. Payments were $3,068 per month. The liability outstanding at December 31, 2000 was $46,216. The Company paid off these capital lease obligations during 2001.

EMPLOYMENT AGREEMENTS

The Company has an employment dated May 1, 2001 with Mr. Brimmer. In addition to his annual salary of $125,000, Mr. Brimmer was entitled to an annual bonus of up to 75 percent of his salary upon the achievement of certain corporate objectives and a $250,000 bonus when the Company raised an aggregate of $12 million in equity financings, which was reached in the fourth quarter of fiscal 2001. Approximately $12.7 million has been raised to date. Mr. Brimmer was also awarded an option to purchase up to 250,000 shares of Company common stock at a price of $5.00 per share, which option was to vest in equal installments over four years.

Pursuant to an agreement dated November 27, 2001, and in accordance with Mr. Brimmer's Employment Agreement, the Company paid $250,000 to Brimmer Company, LLC in satisfaction of the bonus owed to Mr. Brimmer for achieving equity financings of at least $12 million. Although Mr. Brimmer resigned from his positions as Chief Executive Officer and Chief Financial Officer as of December 1, 2001, he agreed to remain as Chairman of the Board of Directors for the remainder of his term and to provide certain consulting services to the Company as requested. In connection with the termination, Mr. Brimmer agreed to waive any severance or any other payments under the remaining term of the Agreement. The Company agreed to immediate vesting of his existing options and to permit exercise of those options until December 1, 2006. In connection with the $250,000 payment to Brimmer Company, the Company recorded an expense of $250,000 in 2001. The Company also recorded aggregate expenses of $343,500 in connection with the agreement to immediately vest Mr. Brimmer's options and permit the exercise of such options until December 1, 2006 pursuant to APB Opinion No. 25 and related interpretations.

The Company has an employment agreement dated May 1, 2001 with Mr. Olah, which was amended in January 2002. Pursuant to the terms of the agreement, Mr. Olah is entitled to an annual salary of $200,000 and is eligible for an annual bonus of up to 100 percent of his salary upon the achievement of certain corporate objectives. Mr. Olah was also awarded an option to purchase up to 300,000 shares of common stock at a price of $5.00 per share, which option vests in equal installments over four years.

RELATED-PARTY TRANSACTIONS

In July 2000, the Company acquired software and related maintenance from Stellent, Inc. (formerly IntraNet Solutions, Inc.), a shareholder of the Company, for 151,200 shares of common stock, valued at $2.50 per share, as consideration.

On August 25, 2000, the Company received $300,000 from Stellent in connection with a bridge loan transaction with interest accruing at the rate of 8 percent per annum. The Company also issued a warrant to Stellent for the purchase of 20,000 shares of common stock at a price of $2.75 per share.

In December 2000, the Company entered into a series of agreements with Stellent, including a reseller arrangement which allows the Company to sell Stellent's products. In connection with this transaction, the Company paid Stellent $150,000 in cash and issued 127,273 shares of common stock (valued at $2.75 per share) as consideration of a non-refundable, prepaid minimum royalty. This total amount of $500,001 is recorded as prepaid royalty in the accompanying consolidated balance sheet at December 31, 2000.

Also in December 2000, the Company signed an agreement with Stellent to exchange the Company's $300,000 promissory note and $6,000 of accrued interest for an advance on fees payable upon the resale of the Company's products. Accordingly, such amounts have been recorded as deferred revenue in the accompanying consolidated balance sheet at December 31, 2000.


The law firm of one of the Company's shareholders provides legal services to the Company. Until April 26, 2001 and prior to the merger with Meteor Industries, the shareholder was also a director of Old AIQ. Through April 2001, costs incurred were $197,136 and for the years ended December 31, 2000 and 1999, total costs incurred were $225,922 and $48,580, respectively. Accounts payable to the shareholder's law firm was $150,436 and $62,362 at December 31, 2001 and 2000, respectively.


Pursuant to an intellectual property purchase agreement dated April 27, 2001 between the Company and Stellent, the Company sold to Stellent our "Content Categorizer" product for $706,000. The Company received $400,000 in cash and the satisfaction of the $306,000 deferred revenue (discussed above). In connection with this agreement the Company netted the prepaid royalty against the sale transaction since the Company's management decided to terminate all selling efforts of the Xpedio software. The $500,000 asset write-off was recorded as a reduction of revenue since both transactions occurred simultaneously and were with a related party (Stellent).

In December 2000, Old AIQ entered into a subscription receivable for the purchase of 100,000 shares of common stock at a price of $2.75 per share with Mr. Eibensteiner, a director of our Company. On July 30, 2001, Mr. Eibensteiner delivered to our company a cash payment in the amount of $75,000 and a 2-month promissory note in the principal amount of $200,000. No payments have been made in satisfaction of the note, which accrues interest at the rate of 6.75 percent per annum, the prime rate in effect on the date of the note.


Pursuant to an Application Service Provider Software License Agreement dated December 28, 2001 (the "License Agreement"), between Stellent and the Company, Stellent has provided the Company with a 3-year worldwide exclusive license, subject to some exceptions, to become the hosted solution for Stellent's Content Management software. Pursuant to the License Agreement, the Company agreed to pay Stellent a royalty of 20 percent of net receipts or $500 per month per customer, whichever is greater, with an aggregate minimum royalty payment of $2,000,000. The minimum royalty will be satisfied as follows: a credit of $500,000 for existing prepaid royalties and 3 payments of $500,000 each, one of which was paid upon execution of the License Agreement, and the other two of which are to be paid on September 30, 2002 and December 15, 2002, respectively. The License Agreement is more fully described in the Company's Current Report on Form 8-K dated December 28, 2001 and filed with the SEC on January 4, 2002.

NOTE 7 - SHAREHOLDERS' EQUITY


STOCK SPLITS

In May 1999, the Company declared a 1,140-for-1 stock split. In June 2000, the Company declared a 1-for-15 reverse stock split. The stock splits have been retroactively reflected in the accompanying consolidated financial statements.


COMMON STOCK ISSUANCES

In May 1999, the Company issued 83,333 shares of common stock valued at $0.75 per share in exchange for intellectual property. The intellectual property was recorded in other assets in the accompanying consolidated balance sheet and was fully amortized at December 31, 2001.

During August through September 1999, the Company sold 88,266 shares of common stock through a private placement, resulting in $132,400 of net proceeds. During November 1999 and March 2000, the Company sold an additional 14,667 and 4,667 shares of common stock, resulting in net proceeds of $533,750 and $175,000, respectively.


In October 1999, a director of the Company purchased 8,333 shares of the Company's common stock at $37.50 per share in exchange for a non-recourse note totaling $312,500. The note was due and payable in full 90 days following the date the individual ceased to be a director of the Company and is recorded as stock subscription receivable as of December 31, 2000. In March 2001, the director resigned from the board. In June 2001, the Company redeemed 8,333 shares and cancelled the note.

In October 1999, the Company issued 27,027 shares of common stock to a contractor in exchange for amounts due them for services. The valuation of $40,541 was based upon the September 1999 private placement of $1.50 per share.



In June 2000, the Company conducted a rights offering whereby existing shareholders purchased 1,856,634 shares of common stock for net proceeds of $712,362.


Also in June 2000, the Company issued 216,216 shares of common stock to a contractor in exchange for amounts due them for services rendered under a licensing agreement. The valuation of $81,081 was based upon the value of the Company's common stock using the price the common stock was sold for in the rights offering in June 2000.

In July 2000, the Company issued 151,200 shares of common stock in exchange for a license agreement. The share price of $2.50 was based upon the negotiated fair value of the license agreement.

In September 2000, the Company issued 100,000 shares of common stock at a price of $1.00 per share to a director as consideration for joining the board of directors. The fair value of the Company's common stock at the time of the issuance was $2.75 per share. As a result, the Company recorded expense of $225,000 in 2000 associated with this issuance.

In September 2000, the Company issued 20,000 shares of common stock to certain shareholders in payment of outstanding notes payable. The common stock was valued at $2.75 per share based upon the most recent private placement financing.

In December 2000, the Company issued 29,515 shares of common stock valued at $2.75 per share to a contractor in payment of accounts payable. The shares of common stock were valued based upon the Company's most recent financing.

In December 2000, the Company modified its software licensing agreement with one of its shareholders and entered into a three-year reseller arrangement. In conjunction with the agreement, the Company paid $150,000 in cash and issued 127,273 shares of common stock valued at $2.75 per share as consideration for a nonrefundable, prepaid royalty. The fair value of the common stock issued was based upon the Company's most recent financing.


During August through December 2000, the Company sold 956,780 shares of common stock in a private placement for net proceeds of $2,222,567.


In September 2001, the Company issued 16,667 shares of common stock to one of the law firms of the Company, in exchange for amounts due them for services rendered, which we had previously recorded as accounts payable. The valuation of $89,167 was based upon a $3.00 per share price (to achieve a $50,000 reduction) and key assumptions used in the calculation of the Black-Scholes pricing model.

In September 2001, the Board of Directors authorized a repurchase of up to an aggregate of 500,000 common shares in the open market. Through December 31, 2001, the Company had repurchased and retired 106,667 shares of its common stock ranging from $3.03 to $4.26 per share.

In December 2001, the Company cancelled 3,400 shares of common stock issued under a stock bonus plan. The plan was designed to retain key employees of Meteor Industries after the merger with Old AIQ. The plan issued 25% of the bonus each quarter to the employee if still currently employed by one of the subsidiaries on the last day of each quarter. Termination from employment was cause for forfeiture of any future shares.


Meteor transaction

As part of the merger with Meteor, the Company issued 3,874,511 shares of common stock and 365,000 shares of $1.00 Series Convertible B Preferred Stock as well as 365,000 Series B Preferred Warrants exercisable at $2.50 per share. There were also 4,483,101 Class B Warrants issued at an exercise price of $5.50 per share as part of the transaction exercisable through April 30, 2006. Additionally, the Company carried over 2,047,935 options to purchase common stock exercisable at $2.50 to $5.25 per share from Meteor as well as 690,000 warrants exercisable at $7.15 per share through May 31, 2002.


In connection with the consummation of the merger of Old AIQ and Meteor Industries on April 30, 2001, we paid Blake Capital Partners, LLC, an entity owned and controlled by Wayne W. Mills, an aggregate fee of $250,000 pursuant to financial advisory agreements. In addition, upon the completion of the merger, Blake Capital Partners received a warrant to purchase 500,000 shares of our common stock at a price of $3.00 per share. At the time of the Merger, Mr. Mills was one of our significant shareholders, but he did not become a director until December 2001.

Also in connection with the Old AIQ-Meteor Industries merger, pursuant to an agreement between Meteor Industries and Gulfstream Financial Partners, LLC, an entity owned and controlled by Henry Fong, we were obligated to issue to Gulfstream Financial Partners a warrant to purchase 615,000 shares of our common stock at a price of $5.50 per share upon the consummation of the merger. Gulfstream Financial Partners is one of our significant shareholders.

During January 2001, the Company sold 400,000 shares of common stock at $2.75 per share to Meteor.

The Company issued 550,000 shares of common stock in January and April 2001 to the former shareholders of Edge Technologies, Incorporated as part of the completion of the merger (see Note 2).

In June 2001, the Company issued 400,000 shares of common stock valued at $4.45 per share as part of the purchase of Red Wing (see Note 2).

In June 2001, the Company sold 500,000 shares of its common stock at $3.00 per share in a private placement. The private placement resulted in net proceeds of approximately $1.5 million.

In September 2001, the Company issued 299,185 shares of common stock valued at $4.89 per share as part of the purchase of Champion (see Note 2).

In October 2001, the Company issued 250,000 shares of common stock valued at $3.02 per share as part of the purchase of FMS Marketing, Inc. (see Note 2).

During the year ended December 31, 2001, the Company received proceeds of $1,629,955 from the exercise of 605,496 options.

Other Option grants


In June 2000, the Company issued options to purchase 60,000 shares of common stock at $1.00 per share to a former employee for consulting services. The Company recorded expense equal to the value of the options issued. The value of the options of $25,800 was derived using the Black Scholes option pricing model. Key assumptions used in the calculation include interest rate of 5.5%, expected time to exercise of 5 years, volatility of 40%.

In October 2000, the Company issued 45,000 options to purchase common stock at $1.00 per share in exchange for consulting services. The Black Scholes pricing model was used to determine the fair value of $2.00 per share for the options granted, of which one half was expensed in 2000, representing the portion that has been earned by the consultant. The remaining $45,000 has been recorded as a prepaid asset will be recorded as expense when earned, along with any additional variable charges based upon the fair value of the options on the date earned. Key assumptions used in the calculation of the Black Scholes pricing model include interest rate of 6%, expected time to exercise of 5 years, volatility of 40%.


During the year ended December 31, 2001, the Company granted 2,384,559 options to purchase common stock at prices ranging from $2.75 to $5.50 per share in addition to those options carried over from the Meteor merger. All options were granted with exercise prices equal to the fair market value of the Company's common stock on the date of grant with the exception of the following grants for which deferred compensation was recorded:

In March 2001, an employee was granted options to purchase 25,000 shares of common stock at $1.00 per share at a time when the fair value of the Company's common stock was $2.75 per share. Deferred compensation of $43,750 was established and is being expensed over the vesting period of the options.

In April 2001, one employee was granted options to purchase 40,000 options to purchase common stock at $1.00 per share and another was granted options to purchase 100,000 options at $2.00 per share at a time when the fair value of the Company's common stock was $2.75 per share. Deferred compensation of $145,000 was established and is being expensed over the vesting period of the options.

In July 2001, 550,000 options were granted to two of the Company's executives with an exercise price of $5.00 per share when the fair market value of common stock was $5.87. Deferred compensation of $478,500 was established and is being expensed over the vesting period of the options.

Deferred compensation was reversed by $35,000 in the year ended December 31, 2001 for prior deferred compensation established related to employees that left the Company as their options were cancelled prior to exercise.

In October 2001 and November 2001, 28,750 options relating to three terminated employees were granted at an exercise price of $2.75 with immediate vesting. Deferred compensation of $19,750 was recorded.

Compensation of the options relating to the resignation of Mr. Brimmer in November 2001, was recorded (see Note 6).

With the resignation of two members of our board of directors in November and December 2001, 33,000 options were immediately vested at an exercise price of $1.00 and compensation expense of $29,040 was recorded.

The total amount of compensation expense recorded for the year ended December 31, 2001 and 2000 was $678,281 and $54,687, respectively. Following is a roll forward of the deferred compensation account:

         Balance at December 31, 1999                $       0
         Additions                                     227,500
         Terminations                                        0
         Compensation expense                          (54,687)
                                                     ---------
         Balance at December 31, 2000                $ 172,813
         Additions                                     817,169
         Compensation expense                         (678,281)
                                                     ---------
         Balance at December 31, 2001                  311,701
                                                     =========

Other Warrant Grants


In June 2000, the Company issued 22,682 warrants to purchase common stock at $1.00 per share for payment of legal fees to one of our law firms. The warrants were valued at $1.00 per warrant. The value of the services rendered was $22,682, which amount was used as the basis for the valuation.

In August 2000, one of the Company's stockholders advanced the Company $300,000 under a promissory note which was scheduled to mature on October 31, 2001. The note called for interest at 8 percent. In conjunction with the promissory note, the stockholder was granted a warrant to purchase 20,000 shares of the Company's common stock at $2.75 per share. The Company recorded original issue discount of $14,250, which was amortized to interest expense in 2000. In December 2000, the Company signed an agreement with the shareholder to convert the outstanding balance of this note to an advance on fees payable upon the resale of the Company's products which is recorded as deferred revenue in the accompanying balance sheet.

The Company issued warrants through December 31, 2000 to purchase 108,012 shares of common stock at exercise prices ranging from $2.75 to $60.00 per share primarily in conjunction with certain financings. The fair value of these warrants has been recorded as a separate caption in stockholders' equity. The warrants expire through July 2007.


During June 2001 the Company issued 300,000 warrants to purchase common stock at $5.50 per share in conjunction with the private placement of common stock. The stock was sold in units of 50,000 shares with attached warrants to purchase 30,000 shares of common stock. The Company assigned $114,000 of the purchase price to warrants using the Black-Scholes pricing model.

The Company also issued warrants totaling 450,000 with an exercise price of $5.50 per share and 250,000 with an exercise price of $7.50 per share exercisable through April 30, 2006 and August 1, 2006, respectively.

The Company also issued 7,636 and 48,957 warrants to purchase common stock at $2.75 and $5.00, respectively, to a vendor in exchange for service completed. The warrants were valued at $125,718 using the Black-Scholes pricing model.

The Company also recorded an expense of $1,246,000 related to the warrants issued to a non-employee using the Black-Scholes pricing model.

For warrants issued to non-employees in exchange for services, the Company accounts for such warrants in accordance with Emerging Issue Task Force (EITF) Issue No. 96-18. The Company values the fair value of the equity instrument using the Black-Scholes pricing model unless the value of the services are more reliably measurable.

The following assumptions were used to value the fair value of options and warrants given for which the fair value of the services were not more reliably measurable: dividend yield of 0%, risk-free interest rate of 4 to 6%, expected life equal to the contractual life of five years and volatility of 20 to 130%.

Information regarding the Company's warrants is summarized below:

                                                                            WEIGHTED AVG.          RANGE OF
                                                           NUMBER           EXERCISE PRICE      EXERCISE PRICE
                                                       ----------------    -----------------   -----------------
Outstanding at December 31, 1998
    Granted                                                  10,000             $60.00                $60.00
    Cancelled or expired                                          0               0.00                  0.00
    Exercised                                                     0               0.00                  0.00
                                                       ------------        -----------         -------------
Outstanding at December 31, 1999                             10,000              60.00                 60.00
    Granted                                                 140,694               3.04            1.00-37.50
    Cancelled or expired                                          0               0.00                  0.00
    Exercised                                                     0               0.00                  0.00
                                                       ------------        -----------         -------------
Outstanding at December 31, 2000                            150,694              $3.24          $1.00-$60.00
    Granted-including warrants previously
      issued by Meteor before the merger                  7,726,122               5.32           2.50-  7.50
    Cancelled or expired                                     74,678               3.81           1.00- 37.50
    Exercised                                                22,682               1.00                  1.00
                                                       ------------        -----------         -------------
Outstanding at December 31, 2001                          7,779,456              $5.28          $1.00-$60.00
                                                       ============        ===========         =============
Warrants exercisable at December 31, 2001                 7,779,456              $5.28          $1.00-$60.00
                                                       ============        ===========         =============


The weighted average fair value of warrants granted was $0 in 1999 as the warrants' exercise price significantly exceeded fair value, $1.21 in 2000 and $1.41 in 2001.


SERIES B CONVERTIBLE PREFERRED STOCK

Part of the monetary assets acquired with Meteor, were 365,000 shares of convertible preferred stock. Meteor issued these shares in June 2000. Each share was: (1) not entitled to dividends, (2) entitled to a liquidation preference of $2.00 per share, (3) entitled to one vote, (4) not redeemable, and (5) convertible. Holders of the Series B Convertible Preferred Stock had the right to convert all or a portion of their shares into units, each unit consisting of one share of Common Stock and one warrant to purchase Common Stock. The warrants to be issued as part of the units upon conversion were to be in a form determined by the Board of Directors and were to be exercisable until May 15, 2005, at an exercise price of $2.50 per share. All 365,000 shares of the Series B Convertible Preferred Stock was converted in February 2002.

STOCK SUBSCRIPTION RECEIVABLE

In December 2000, the Company entered into a subscription receivable for the purchase of 100,000 shares of common stock at a price of $2.75 per share with a director of the Company. On July 30, 2001, the director delivered to the Company a cash payment in the amount of $75,000 and a two-month promissory note in the principal amount of $200,000. Interest accrues on the principal balance of the prime rate as of the date of the note. The note has been extended and as of December 31, 2001, remains unpaid.

During the year ended December 31, 2001, the stock subscription receivable in the amount of $312,500 that was outstanding at December 31, 2000 was cancelled and the common shares were surrendered.


STOCK OPTION PLANS

The Company has five stock option plans. The Company has the 1994 Stock Option Plan and the 1998 Incentive Equity Plan. With the completion of the activeIQ merger, the Company adopted the activeIQ 1999 Stock Option Plan and the activeIQ 2000 Director Stock Option Plan. At a regular meeting of the board of directors on July 20, 2001, the Company approved and adopted the 2001 Non-Executive Stock Option Plan. As of December 31, 2001, an aggregate of 6,450,000 shares of the Company's common stock may be granted under these plans as determined by the board of directors. Stock options, stock appreciation rights, restricted stock and other stock and cash awards may be granted under the plans. In general, options vest over a period of approximately 3 years and expire 10 years from the date of grant.

The Company has adopted the disclosure only provisions of SFAS No. 123, "Accounting for Stock-Based Compensation." Accordingly, the Company accounts for its stock option plan in accordance with Accounting Principles Board (APB) Opinion No. 25, "Accounting for Stock Issued to Employees." Under APB Opinion No. 25, no compensation expense is recognized if the exercise price of the employee stock option or warrant equals the market price on the grant date. The Company recorded compensation expense pursuant to APB Opinion No. 25 and related interpretations on options granted and due to modifications of options of $678,281, $54,687 and $0, for the years ended December 31, 2001, 2000 and 1999, respectively. The Company recorded expense related to warrants issued to non-employees in accordance with SFAS No. 123 in the amount of $1,371,718, $0 and $0 for the years ended December 31, 2001, 2000 and 1999, respectively. Had compensation costs for employees been recognized based upon the fair value of options at the grant date consistent with the provisions of SFAS No. 123, the Company's results would have been as follows:


                                                Years ended December 31,
                                      -----------------------------------------
                                           2001           2000          1999
Net loss:
   As reported                        $ (9,446,808)   $(2,840,419)   $(461,981)
   Pro forma                           (13,062,595)    (2,968,959)    (475,480)

Basic and diluted net loss per share:
   As reported                               (1.15)         (1.65)       (1.92)
   Pro forma                                 (1.59)         (1.73)       (1.98)

Information regarding the Company's stock options is summarized below:


                                                                      Weighted
                                                                       Average
                                                        Number of     Exercise
                                                         Options       Price
                                                       ----------     --------
Options outstanding - December 31, 1998                        --           --
  Granted                                                  46,997        29.52
  Canceled or expired                                          --           --
  Exercised                                                    --           --
                                                       ----------     --------
Options outstanding - December 31, 1999                    46,997     $  29.52
  Granted                                               1,277,000         1.34
  Canceled or expired                                     (55,000)       14.27
  Exercised                                                    --           --
                                                       ----------     --------
Options outstanding - December 31, 2000                 1,268,997     $   2.07
  Grants related to Meteor merger                       2,047,935         3.32
  Granted                                               2,384,559         4.16
  Canceled or expired                                  (1,004,805)        2.65
  Exercised                                              (641,345)        2.79
                                                       ----------     --------
Options outstanding - December 31, 2001                 4,055,341     $   3.57
                                                       ==========     ========
Options exercisable - December 31, 2001                 2,625,679     $   3.10
                                                       ==========     ========
Weighted average fair value of options
  granted during the year ended December 31, 2001                     $   4.21
                                                                      ========

Weighted average fair value of options
  granted during the year ended December 31, 2000                     $   0.31
                                                                      ========

Weighted average fair value of options
  granted during the year ended December 31, 1999                     $   1.15
                                                                      ========


Options outstanding under the plans as of December 31, 2001, have exercise prices ranging from $1.00 per share to $37.50 per share and a weighted average remaining contractual life of 6.5 years.


The following information summarizes information about stock options outstanding at December 31, 2001:

                      Options Outstanding              Options Exercisable
            -------------------------------------    -----------------------
            Weighted
            Average      Weighted        Weighted                   Weighted
Range of    Number       Remaining       Average                    Average
Exercise    Out-         Contractual     Exercise    Number         Exercise
Prices      standing     Life            Price       Exercisable    Price
---------   ----------   ------------    --------    -----------    --------

$1.00 to
    $2.87    1,690,115      6.1 years    $   2.03      1,419,565    $   2.03

$3.00 to
    $5.50    2,348,225      7.1 years    $   4.54      1,189,113    $   4.10

$15.00 to
   $37.50       17,001      2.7 years    $  22.06         17,001    $  22.06
---------   ----------   ------------    --------    -----------    --------
$1.00 to
   $37.50    4,055,341      6.5 years    $   3.57      2,625,679    $   3.10


In determining the compensation cost of the options granted during fiscal 2001, 2000, and 1999, as specified by SFAS No. 123, the fair value of each option grant has been estimated on the date of grant using the Black-Scholes option pricing model and the weighted average assumptions used in these calculations are summarized below:

                                                 December 31,

                                         2001          2000          1999
                                       --------      --------      --------
Risk free interest rate                      5%          6.1%          6.1%
Expected life of options granted       10 years       5 years       5 years
Expected volatility range                130.0%            0%            0%
Expected dividend yield                      0%            0%            0%


NOTE 8 - INCOME TAXES

The Company has generated net operating losses of approximately $9,175,000 which, if not used, will begin to expire in 2019. These net operating losses may currently be limited due to past changes in ownership of the Company. Future changes in the ownership of the Company may place limitations on the use of these net operating loss carryforwards.

The benefit from income taxes consists of the following:

                                              Year Ended December 31,

                                          2001          2000          1999
                                        --------      --------      --------
Current income tax expense             $      --     $      --     $      --
Deferred income tax benefit                   --            --            --
                                       ---------     ---------     ---------
  Total benefit from income taxes      $      --     $      --     $      --
                                       =========     =========     =========


The Company's deferred tax assets are as follows:

                                                      December 31,

                                                 2001              2000
                                              ----------        ----------
Net operating loss carryforwards             $ 3,760,000       $ 1,100,000
Property and equipment basis difference        1,217,000             9,000
Less:  valuation allowance                    (4,977,000)       (1,109,000)
                                             -----------       -----------
  Net deferred tax asset                     $        --       $        --
                                             ===========       ===========


Reconciliation between the statutory rate and the effective tax rate for the fiscal years is as follows:

                                                   December 31,

                                           2001        2000        1999
                                         -------     -------     -------
Federal statutory tax rate               (35.0%)     (35.0%)     (35.0%)
State taxes, net of federal benefit       (6.0%)      (6.0%)      (6.0%)
Change in valuation allowance             41.0%       41.0%       41.0%
                                         -------     -------     -------
    Effective tax rate                     0.0%        0.0%        0.0%
                                         =======     =======     =======

NOTE 9 - SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:

                                                For the Years Ended December 31,
                                                  2001        2000        1999
                                               ----------  ----------  ----------
  Cash paid for interest                       $   19,083  $   37,517  $   24,445
NONCASH INVESTING AND FINANCING ACTIVITIES:
  Issuance of warrants in payment
    of legal fees and accounts payable            175,718      22,682          --
  Issuance of stock in payment
    of accounts payable                                --     162,247          --
  Conversion of notes payable
    to common stock                                    --      55,000          --
  Issuance of common stock
    for equipment                                      --     378,000          --
  Issuance of common stock
    for license fees                                   --     350,001          --
  Conversion of notes payable
    on advance on product purchases                    --     306,000          --
  Issuance of common stock
    in exchange for intellectual property              --          --      62,500
  Issuance of common stock
    to director                                        --     225,000          --
  Issuance of common stock with
    non-recourse note receivable                  200,000          --     312,500
  Acquisition of certain assets and
    goodwill recorded and assumption
    of certain liabilities on Edge
    Technologies, Incorporated merger           1,512,500          --          --
  Issuance of note receivable in
    connection with the Meteor merger             500,000          --          --
  Surrender of common stock
    on stock subscription receivable canceled     312,500          --          --
  Acquisition of certain assets and
    goodwill recorded and assumption
    of certain liabilities on Red Wing
    Business Systems, Inc. acquisition          4,302,430          --          --
  Acquisition of certain assets and
    goodwill recorded and assumption
    of certain liabilities on Champion
    Business Systems, Inc. acquisition          3,191,375          --          --
  Acquisition of certain assets and
    goodwill recorded and assumption
    of certain liabilities on FMS
    Marketing, Inc. acquisition                 1,234,594          --          --
  Prepaid royalties financed with
    note payable shareholder                    1,000,000          --          --


NOTE 10 - SUBSEQUENT EVENTS (UNAUDITED)

On March 29, 2002 the Company paid to Stellent, Inc. $950,000 for the balance due on the note payable pertaining to our license agreement. In consideration of the early payment, the Company received a discount of five percent, or $50,000.

On March 29, 2002, the Company borrowed $450,000 from Blake Capital Partners, LLC, an entity wholly-owned by Mr. Mills who currently is one of the Company's director. The loan is evidenced by a 90-day promissory note and accrues interest at the rate of 7 percent per annum. The Company used the proceeds of the loan to pay the remaining balance it owed to Stellent pursuant to the December 2001 License Agreement. In connection with the loan, the Company also issued to Blake Capital Partners, LLC a 5-year warrant to purchase 25,000 shares of common stock at a price of $3.00 per share.

NOTE 11 - Quarterly Data (UNAUDITED)

The following is the unaudited quarterly financial data for the years ended December 31, 2001 and 2000:

                                                                 YEAR ENDED DECEMBER 31, 2001
                              ---------------------------------------------------------------------------------------
                                                                   QUARTERS ENDED
                              --------------------------------------------------------------------------------------
                                     March 31, 2001    June 30, 2001        September 30, 2001     December 31, 2001
                              ---------------------------------------------------------------------------------------
Revenues                                 $    35          $   373                 $   645                $ 1,658
Operating expenses                        (1,169)          (2,238)                 (3,871)                (4,958)
(Loss) from operations                    (1,134)          (1,865)                 (3,226)                (3,300)
Other income (expense)                        18               21                      47                     (8)
Net (loss)                                (1,116)          (1,844)                 (3,179)                (3,308)
Basic and diluted Net (Loss)
  per common share                       $ (0.25)         $ (0.25)                $ (0.31)               $ (0.34)


                                                                 YEAR ENDED DECEMBER 31, 2000
                              ---------------------------------------------------------------------------------------
                                                                   QUARTERS ENDED
                              --------------------------------------------------------------------------------------
                                     March 31, 2000    June 30, 2000        September 30, 2000     December 31, 2000
                              ---------------------------------------------------------------------------------------
Revenues                                 $     -          $     -                 $     -                $     -
Operating expenses                          (661)            (374)                   (836)                  (935)
(Loss) from operations                      (661)            (374)                   (836)                  (935)
Other income (expense)                        (6)              (5)                   (131)                   108
Net (loss)                                  (667)            (379)                   (967)                  (827)
Basic and diluted Net (Loss)
  per common share                       $ (1.78)         $ (0.95)                $ (0.37)               $ (0.24)

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

    (c)  Exhibits

         23.1   Consent of Virchow Krause & Company, LLP.

                                  SIGNATURES

         Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                 ACTIVE IQ TECHNOLOGIES, INC.


Date:  June 4, 2002              By:    /s/ D. Bradly Olah
                                    ---------------------------------------
                                      D. Bradly Olah
                                      President and Chief Executive Officer

                                 EXHIBIT INDEX

23.1   Consent of Virchow Krause & Company, LLP.